Exhibit 99.1

JOANN ANNOUNCES FIRST QUARTER FISCAL YEAR 2022 RESULTS

•	Strong top line performance and significant expansion of gross margin
•	Revenue and total comparable sales both increased 15.0% over the same period last year
•	Net income increased $38.7 million to $15.1 million compared to the same period last year with diluted earnings per share (“EPS”) of $0.38 and adjusted EPS of $0.46
•	Adjusted EBITDA increased 165% to $57.5 million compared to the same period last year

HUDSON, OH (June 3, 2021) — JOANN Inc. (NASDAQ: JOAN) (“JOANN”), the nation’s category leader in sewing and one of the fastest growing competitors in the arts and crafts category, today reported results for its first fiscal quarter ending May 1, 2021.

Wade Miquelon, JOANN’s President and Chief Executive Officer, said, “Our first quarter performance is a strong indication of the sustained momentum we have in our business results coming off our record performance in fiscal year 2021. The strength of the JOANN brand and compelling in store experience continue to resonate with our core customer while also attracting new enthusiasts. We attribute this to our expansive and well-curated merchandise assortments, tailored marketing, superior customer service and convenient omni-channel shopping options. Our growth remained consistently strong across the majority of our product categories as well as all service channels and geographies. Most importantly, we are achieving new highs in our net promoter scores, with both store and omni-channel service metrics increasing across the board. Our teams’ focus and dedication to serving our growing base of customers has never been stronger. I am incredibly proud of and grateful to all of our team members for staying true to our mission and vision to inspire creatively in ourselves and our customers.”

First Quarter Highlights:

•	Net sales increased 15.0% compared to the same period last year, to $574.4 million, with total comparable sales also increasing 15.0%. On a two-year stack, total comparable sales increased by 13.0%
•	Omni-channel net sales reached $76.0 million, up 186% on a two-year stack and representing 13.2% of total first quarter sales.
•

Gross margin increased 23.1% compared to the same period last year, to $302.7 million, at a rate to net sales of 52.7% or up 350 basis points compared to the same period last year. Gross margin increased 13.5% on a two-year stack, and 100 basis points as a percent to net sales on a two-year stack.

•	Net income was $15.1 million compared to a loss of $23.6 million in the same period last year.
•	Diluted EPS of $0.38 compared to a loss of $0.68 in the same period last year.
•	Adjusted diluted EPS of $0.46 compared to a loss of $0.31 in the same period last year.
•	Adjusted EBITDA increased 165% compared to same period last year, to $57.5 million, or 10.0% as a percentage of net sales compared to 4.3% as a percentage of net sales for the same period last year.
•	Announced its first quarterly dividend of $0.10 per share

Balance Sheet Highlights:

•	Adjusted EBITDA for Credit Agreement reporting was $363.6 million on a trailing 12-month basis, resulting in net debt to Adjusted EBITDA leverage of 2.1x.
•	Long-term debt, net was $760.4 million as of May 1, 2021, with cash and cash equivalents of $22.7 million.
•	Working capital efficiency continues to improve, with inventories at $539.3 million as of May 1, 2021, a decrease of $75.1 million or 12.2% from May 2, 2020.

Webcast and Conference Call Information:

JOANN management will host a conference call and webcast to discuss the results today, Thursday, June 3, 2021 at 5:00 p.m. ET. The number to call for the live interactive teleconference is 1 (800) 774-6070 and the passcode is 8061871#.

The live broadcast of JOANN’s conference call will be available online at the Company's website, www.joann.com, under the Investor Relations section, on June 3, 2021, beginning at 5:00 p.m. ET. The online replay will follow shortly after the call and will be available for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

JOANN Inc.

Consolidated Statements of Income (Loss)

(Unaudited)

	Thirteen Weeks Ended
	May 1, 2021	May 2, 2020
	(Dollars in millions except per share data)
Net sales	$574.4	$499.4
Cost of sales	271.7	253.6
Selling, general and administrative expenses	249.9	242.1
Depreciation and amortization	20.4	19.8
Operating profit (loss)	32.4	(16.1)
Interest expense, net	13.2	22.7
Debt related gain	(0.1)	(3.1)
Income (loss) before income taxes	19.3	(35.7)
Income tax provision (benefit)	4.2	(12.1)
Net income (loss)	$15.1	$(23.6)

Earnings (loss) per common share:
Basic	$0.39	$(0.68)
Diluted	$0.38	$(0.68)
Weighted-average common shares outstanding:
Basic	38,384,718	34,902,380
Diluted	39,707,652	34,902,380

JOANN Inc.

Consolidated Balance Sheets

(Unaudited)

	May 1, 2021	May 2, 2020
	(Dollars in millions)
Assets
Current assets:
Cash and cash equivalents	$22.7	$147.0
Inventories	539.3	614.4
Prepaid expenses and other current assets	66.6	42.0
Total current assets	628.6	803.4

Property, equipment and leasehold improvements, net	282.0	303.5
Operating lease assets	828.2	924.6
Goodwill, net	162.0	162.0
Intangible assets, net	375.5	382.4
Other assets	25.2	17.7
Total assets	$2,301.5	$2,593.6

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$205.1	$182.6
Accrued expenses	127.1	116.3
Current portion of operating lease liabilities	180.4	154.3
Current portion of long-term debt	—	9.1
Total current liabilities	512.6	462.3

Long-term debt, net	760.4	1,329.9
Long-term operating lease liabilities	755.2	875.4
Long-term deferred income taxes	86.9	92.0
Other long-term liabilities	51.2	29.1

Shareholders’ equity (deficit):
Common stock, stated value $0.01 per share; 200,000,000 authorized; issued 44,080,177 shares at May 1, 2021 and 36,822,658 shares at May 2, 2020	0.4	0.3
Additional paid-in capital	202.2	123.6
Retained deficit	(53.9)	(304.9)
Accumulated other comprehensive loss	(0.2)	(0.8)
Treasury stock at cost; 1,920,278 shares at May 1, 2021 and May 2, 2020	(13.3)	(13.3)
Total shareholders’ equity (deficit)	135.2	(195.1)
Total liabilities and shareholders’ equity (deficit)	$2,301.5	$2,593.6

JOANN Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited)

	Thirteen Weeks Ended
(In millions)	May 1, 2021	May 2, 2020
Net income (loss)	$15.1	$(23.6)
Income tax provision (benefit)	4.2	(12.1)
Interest expense, net	13.2	22.7
Debt related gain (1)	(0.1)	(3.1)
Depreciation and amortization (2)	20.6	19.9
Strategic initiatives (3)	0.3	1.1
COVID-19 costs (4)	1.3	10.7
Technology development expense (5)	1.8	1.1
Stock-based compensation expense	0.6	0.4
Loss on disposal and impairment of fixed and operating lease assets	—	3.4
Sponsor management fee (6)	0.4	0.8
Other (7)	0.1	0.4
Adjusted EBITDA	$57.5	$21.7

(1)	“Debt related gain” represents gains associated with debt repurchases below par and write off of unamortized fees and original issue discount associated with debt refinancings.
(2)	“Depreciation and amortization” represents depreciation, amortization of intangible assets and amortization of content costs.
(3)

“Strategic initiatives” represents non-recurring costs, such as third-party consulting costs and one-time start-up costs, that are not part of our ongoing operations and are incurred to execute differentiated, project-based strategic initiatives, including costs (i) to design a new prototype and assortment optimization process for locations, (ii) related to our efforts to initially evaluate and implement opportunities to offset the significant costs incurred due to the new U.S. tariffs on merchandise produced in China, (iii) to start up a new technology product that would traditionally be incurred by our vendors, (iv) to evaluate our opportunity in new potential lines of business and (v) to analyze improved supply chain capabilities.

(4)

“COVID-19 costs” represents premium pay for location team members, cleaning and location capacity management labor, incremental seasonal clearance associated with location closures, donations for our mask making initiative and additional location cleaning supplies.

(5)

“Technology development expense” represents one-time IT project management and implementation expenses, such as temporary labor costs, third-party consulting fees and user fees incurred during the development period of a new software application, that are not part of our ongoing operations and are typically redundant during the initial implementation of software applications or other technology systems across different functional operations of our business before they are in productive use.

(6)

“Sponsor management fee” represents management fees paid to our sponsor, Leonard Green & Partners, L.P. (“LGP”) (or advisory affiliates thereof), in accordance with our management services agreement. The management fee was discontinued upon the completion of our initial public offering in March 2021 as LGP no longer provides managerial services to us in any form.

(7)	“Other” represents one-time severance, certain legal, executive leadership transition and business transition expenses.

JOANN Inc.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(Unaudited)

	Thirteen Weeks Ended
(In millions)	May 1, 2021	May 2, 2020
Net income (loss)	$15.1	$(23.6)
Debt related gain	(0.1)	(3.1)
Strategic initiatives	0.3	1.1
COVID-19 costs	1.3	10.7
Technology development expense	1.8	1.1
Stock-based compensation expense	0.6	0.4
Loss on disposal and impairment of fixed and operating lease assets	—	3.4
Sponsor management fee	0.4	0.8
Other	0.1	0.4
Tax impact of adjustments (8)	(1.1)	(1.9)
Adjusted net income (loss)	$18.4	$(10.7)

Diluted earnings (loss) per share	$0.38	$(0.68)
Adjusted diluted earnings (loss) per share	$0.46	$(0.31)

Weighted-average shares outstanding - diluted	39,707,652	34,902,380

(8)

“Tax impact of adjustments” represents the tax effect of the total adjustments based on our actual effective tax rate, pre-adjustments, for fiscal 2021 and our forecasted effective tax rate, pre-adjustments, for fiscal 2022.

JOANN Inc.

Reconciliation of Net cash Provided by Operating Activities to Credit Facility Adjusted EBITDA

(Unaudited)

(in millions)	Four Quarters Ended May 1, 2021
Net cash provided by operating activities	$270.3
Non-cash operating lease expense	(154.3)
Depreciation and amortization excluding content cost amortization	(80.7)
Deferred income taxes	5.3
Stock-based compensation expense	(1.7)
Amortization of deferred financing costs and original issue discount	(3.4)
Debt related gain	152.1
Loss on disposal and impairment of fixed assets	(1.5)
Change in operating assets and liabilities	64.9
Net income	$251.0
Income tax provision	44.3
Interest expense, net	59.5
Debt related gain	(152.1)
Depreciation and amortization	81.3
Strategic initiatives	5.4
COVID-19 costs	55.6
Technology development expense	6.5
Stock-based compensation expense	1.7
Loss on disposal and impairment of fixed and operating lease assets	2.2
Sponsor management fee	0.9
Other	2.8
Adjusted EBITDA	$359.1
Pre-opening and closing costs excluding loss on disposal of fixed assets	4.5
Credit Facility Adjusted EBITDA	$363.6

Total Comparable Sales

Total comparable sales are an important measure throughout the retail industry. This measure allows JOANN to evaluate how its location base and e-commerce business are performing by measuring the change in period-over-period net sales in locations that have been open for the applicable period. JOANN defines total comparable sales as net sales for locations that have been open for at least 13 months and have not been relocated, expanded or downsized in the last 13 months. In addition, total comparable sales include its e-commerce sales generated via joann.com (online sales for all products) and creativebug.com (online sales of digital videos for crafting projects). There may be variations in the way in which some of its competitors and other retailers calculate comparable sales. As a result, data regarding JOANN’s total comparable sales may not be comparable to similar data made available by other retailers.

Non-GAAP Financial Measures

Adjusted EBITDA

JOANN presents Adjusted EBITDA, which is not a recognized financial measure under accounting principles generally accepted in the United States of America (“GAAP”), because it believes it assists investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance. Management believes that Adjusted EBITDA is helpful in highlighting trends in JOANN’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. JOANN also uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation; to supplement GAAP measures of performance in the evaluation of the effectiveness of its business strategies; to make budgeting decisions; to compare its performance against that of other peer companies using similar measures; and because its credit facilities use measures similar to Adjusted EBITDA to measure its compliance with certain covenants.

JOANN defines Adjusted EBITDA as net income (loss) plus income tax provision (benefit), interest expense, net, debt related (gain) loss and depreciation and amortization, as further adjusted to eliminate the impact of certain non-cash items and other items that management does not consider indicative of its ongoing operating performance, including costs related to strategic initiatives, COVID-19 costs, technology development expense, stock-based compensation expense, loss on disposal and impairment of fixed and operating lease assets, sponsor management fees and other one-time costs. The further adjustments are itemized in the table above.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of JOANN’s results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect its cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in its cash requirements for its working capital needs;
•	Adjusted EBITDA does not reflect the interest expense and the cash requirements necessary to service interest and principal payments on its debt;
•	Adjusted EBITDA does not reflect cash requirements for replacement of assets that are being depreciated and amortized;
•	Adjusted EBITDA does not reflect non-cash compensation, which is a key element of its overall long-term incentive compensation;
•	Adjusted EBITDA does not reflect the impact of certain cash charges or cash receipts resulting from matters it does not find indicative of its ongoing operations; and
•	other companies in JOANN’s industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.

JOANN compensates for these limitations by relying primarily on JOANN’s GAAP results and using Adjusted EBITDA only as supplemental information.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

JOANN presents adjusted net income (loss) and adjusted diluted earnings (loss) per share, which are not recognized financial measures under GAAP, because it believes these additional key measures assist investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance. Management believes that adjusted net income (loss) and adjusted diluted earnings (loss) per share are helpful in highlighting trends in JOANN’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments. JOANN also uses adjusted net income (loss) and adjusted diluted earnings (loss) per share to supplement GAAP measures of performance in the evaluation of the effectiveness of its business strategies; to make budgeting decisions; and to compare its performance against that of other peer companies using similar measures.

JOANN defines adjusted net income (loss) as net income (loss) adjusted to eliminate the impact of certain non-cash items and other items that management does not consider indicative of its ongoing operating performance, including debt related gains, costs related to strategic initiatives, COVID-19 costs, technology development expense, stock-based compensation expense, loss on disposal and impairment of fixed and operating lease assets, sponsor management fees and other one-time costs. The adjustments are itemized in the table above. Adjusted diluted earnings (loss) per share is defined as adjusted net income (loss) divided by the weighted average number of common shares outstanding assuming dilution.

Credit Facility Adjusted EBITDA

JOANN presents Credit Facility Adjusted EBITDA because it is a measure that is calculated in accordance with JOANN’s asset-based revolving credit facility agreement, as amended, and senior secured term loan facility (collectively “Credit Facilities”) and used to determine compliance with certain ratios in the Credit Facilities, tested each quarter on the basis of the preceding four quarters. Accordingly, management believes that Credit Facility Adjusted EBITDA is material to an investor’s understanding of JOANN’s financial condition and liquidity.

JOANN defines Credit Facility Adjusted EBITDA as Adjusted EBITDA (as defined above) plus pre-opening and closing costs excluding loss on disposal and impairment of fixed assets, which is calculated consistently with the calculation of Adjusted EBITDA under the Credit Facilities.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. JOANN intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Readers can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “vision,” or “should,” or the negative thereof or other variations thereon or comparable terminology. Many factors could affect JOANN’s actual financial results and cause them to vary materially from the expectations contained in forward-looking statements, including those set forth in this document. These risks, uncertainties, and factors include, among other things: the effects of potential changes to U.S. trade regulations and policies, including tariffs, on JOANN’s business; developments involving JOANN’s competitors and its industry; potential future impacts of the COVID-19 pandemic; JOANN’s ability to timely identify or effectively respond to consumer trends, and the potential effects of that ability on its relationship with its customers, the demand for JOANN’s products and its market share; JOANN’s expectations regarding the seasonality of its business; JOANN’s ability to manage the distinct risks facing its e-commerce business and maintain a relevant omni-channel experience for its customers; JOANN’s ability to maintain or negotiate favorable lease terms; JOANN’s ability to anticipate and effectively respond to disruptions or inefficiencies in its distribution network, e-commerce fulfillment function and transportation system; JOANN’s ability to execute on its growth strategy to renovate and improve the performance of its existing locations; JOANN’s ability to execute on its cost-saving initiatives; JOANN’s ability to attract and retain a qualified management team and other team members while controlling its labor costs; the impact of JOANN’s debt and lease obligations on its ability to raise additional capital to fund its operations and maintain flexibility in operating its business; JOANN’s reliance on and relationships with third party service providers; JOANN’s reliance on and relationships with foreign suppliers and their ability to supply it with adequate, timely, and cost-effective product supplies; JOANN’s ability, and its third party service providers’ ability, to maintain security and prevent unauthorized access to electronic and other confidential information; the impacts of potential disruptions to JOANN’s information systems, including its websites and mobile applications; JOANN’s ability to respond to risks associated with existing and future payment options; JOANN’s ability to maintain and enhance a strong brand image; JOANN’s ability to maintain adequate insurance coverage; JOANN’s status as a “controlled company” and control of JOANN as a public company by affiliates of Leonard Green & Partners, L.P.; and the impact of evolving governmental laws and regulations and the outcomes of legal proceedings.

The preceding list is not intended to be an exhaustive list of all of JOANN’s forward-looking statements. JOANN has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While JOANN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond JOANN’s control. Furthermore, the potential impact of the COVID-19 pandemic on JOANN’s business operations and financial results and on the world economy as a whole may heighten the risks and uncertainties that affect JOANN’s forward-looking statements. Given these risks and uncertainties, Readers are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included elsewhere in this document are not guarantees of future performance and JOANN’s actual results of operations, financial condition and liquidity, and the development of the industry in which it operates, may differ materially from the forward-looking statements included elsewhere in this document. In addition, even if JOANN’s results of operations, financial condition and liquidity, and events in the industry in which it operates, are consistent with the forward-looking statements included elsewhere in this document, they may not be predictive of results or developments in future periods. Any forward-looking statement that JOANN makes in this document speaks only as of the date of such statement. Except as required by law, JOANN does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this document.

About JOANN

For more than 75 years, JOANN has inspired creativity in the hearts, hands, and minds of its customers. From a single storefront in Cleveland, Ohio, the nation’s category leader in sewing and fabrics and one of the fastest growing competitors in the arts and crafts industry has grown to include 855 stores across 49 states and robust e-commerce business. With the goal of helping every customer find their creative Happy Place, JOANN serves as a convenient single source for all of the supplies, guidance, and inspiration needed to achieve any project or passion.

Investor Relations Contacts:

Ajay Jain

ajay.jain@joann.com

330-463-8585

Tom Filandro; ICR, Inc.

JoannIR@icrinc.com

646-277-1235

Corporate Communications:

Amanda Hayes

amanda.hayes@joann.com

216-296-5887